Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2005, relating to the financial statements of the CONSOL Energy Inc. Investment Plan for Salaried Employees for the year ended December 31, 2004, which appear in the Annual Report of the CONSOL Energy Inc. Investment Plan for Salaried Employees on Form 11-K for the year ended December 31, 2004.

/s/ McCrory & McDowell LLC

McCrory & McDowell LLC

Pittsburgh, Pennsylvania

Dated January 27, 2006